SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC
                                   20549





                                 FORM 8-K



                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                        Date of Report: May 3, 1995


               CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES
          (Exact name of registrant as specified in its charter)


          CALIFORNIA                0-10831           94-2744492
(State or other jurisdiction of   (Commission      (I.R.S. Employer
incorporation or organization)    File Number)      Identification
                                                        Number)


                       One Insignia Financial Plaza
                           Post Office Box 1089
                     Greenville, South Carolina  29602
                  (Address of Principal Executive Office)


     Registrant's telephone number, including area code (803) 239-1000




Item 4.  Changes in Registrant's Certifying Accountant


As of May 3, 1995, Arthur Andersen LLP, the independent accountant previously engaged as the principal accountant to audit the financial statements of Consolidated Capital Institutional
Properties (the "Registrant" or the "Partnership"), was dismissed. As of the same date, the firm of Ernst & Young LLP was engaged to provide that service for the Registrant.

The audit reports of Arthur Andersen LLP on the financial statements of the Partnership as of and for the years ended
December 31, 1994 and 1993, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Partnership's two most recent fiscal years and any subsequent interim period preceding the change, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided a copy of this disclosure to the former accountant, and the Registrant requested that the former accountant furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant, and, if not, stating the respects in which it does not agree. A copy of the former accountant's response indicating agreement is included as an exhibit to this report.


Item 7.  Financial Statements and Exhibits

(a) Financial statements of businesses acquired.  -  Not
Applicable

(b) Pro forma financial information.  -  Not Applicable

(c) Exhibits

    The following exhibit is filed as part of this report:

    Exhibit No.                   Exhibit

    16.2 Letter dated May 9, 1995 from the Registrant's former independent accountant regarding its concurrence with the statements made by the Registrant in this Current Report.


                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


            CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES


                        By:  ConCap Equities, Inc.



                        By:
                             Carroll D. Vinson
                             President


                        Date:  May 3, 1995